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                                                                     EXHIBIT 2.2


                    AMENDMENT TO PURCHASE AND SALE AGREEMENT


     THIS AMENDMENT ("Amendment"), dated as of August 7, 2002, to the Purchase and Sale Agreement (the "AGREEMENT"), dated as of May 9, 2002, is entered into by and between PrimeCo Wireless Communications LLC, a Delaware limited liability company ("SELLER"), and United States Cellular Corporation, a Delaware corporation ("BUYER").

                                 R E C I T A L S

          WHEREAS, Seller and Buyer desire to make certain amendments to the Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree to amend the Agreement as follows:

     1. Section 1.1 of the Agreement is hereby amended to add the following definitions in alphabetical order thereof, and all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the
Agreement:

          "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture to be dated as of the Closing Date between Buyer and the Trustee authorizing the Notes, in substantially the form attached as EXHIBIT A to the Note Purchase Agreement.

          "INDENTURE" means the Indenture dated as of June 1, 2002 between Buyer and the Trustee, as supplemented by the First Supplemental Indenture.

          "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement to be dated as of the Closing Date between Buyer and Seller in substantially the form attached hereto as EXHIBIT H.

          "NOTES" means 9% Series A Notes due 2032 of the Company issued under the Indenture pursuant to the Note Purchase Agreement and in substantially the form attached as Exhibit A to the First Supplemental Indenture.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be dated the Closing Date between Buyer and Seller in substantially the form attached as Exhibit B to the Note Purchase Agreement.

          "TRUSTEE" means BNY Midwest Trust Company, an Illinois trust company.

     2. Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:


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          2.2  PURCHASE PRICE. The aggregate purchase price to be paid by Buyer to Seller for the Company Interest shall be Six Hundred Seven Million Six Hundred Fifty Thousand Dollars ($607,650,000) (as it is adjusted pursuant to Section 2.3.1, Section 2.3.4, and Section 2.3.5, the "Purchase Price"); of which (a) Four Hundred Thirty Two Million Six Hundred Fifty Thousand Dollars ($432,650,000) shall be payable by wire transfer of immediately available funds to such account(s) as Seller shall designate in writing prior to the Closing Date and (b) One Hundred Seventy Five Million Dollars ($175,000,000) shall be payable by the issuance by Buyer to Seller pursuant to the Note Purchase Agreement of Notes having an aggregate principal face amount of $175,000,000 and having the terms set forth in the First Supplemental Indenture and the form of the Notes attached thereto; PROVIDED that Notes having an aggregate principal face amount equal to 10% (rounded to the nearest $25.00) of the aggregate Purchase Price payable at Closing (after any such adjustments to be made at the Closing), shall be delivered to the Escrow Agent for deposit into the Escrow Account pursuant to the terms of the Escrow Agreement.

     3. Section 2.5(a)(ix) of the Agreement is hereby amended and restated in its entirety as follows:

          (ix) the resignations, effective as of the Closing Date, of each of Jack Scanlon and Patrick Joggerst as officers of the Company and the Subsidiaries;

     4. Section 2.5(d) of the Agreement is hereby redesignated as Section 2.5(h) and the following paragraphs (d) through (g) are hereby added to Section
2.5 of the Agreement:

          (d) NOTE PURCHASE AGREEMENT. Buyer and Seller shall execute and deliver the Note Purchase Agreement substantially in the form attached hereto as EXHIBIT H.

          (e) FIRST SUPPLEMENTAL INDENTURE. Buyer and the Trustee shall execute and deliver the First Supplemental Indenture in substantially the form attached as Exhibit A to the Note Purchase Agreement.

          (f) NOTES. Buyer shall instruct the Trustee to authenticate the Notes and shall issue such Notes under the Indenture and pursuant to the Note Purchase Agreement and in substantially the form attached as Exhibit A to the First Supplemental Indenture.

          (g) REGISTRATION RIGHTS AGREEMENT. Buyer and Seller shall execute and deliver the Registration Rights Agreement in substantially the form attached as Exhibit B to the Note Purchase Agreement.

     5. There is hereby added a new Section 6.3(f) of the Agreement as follows:

          (f) Notwithstanding anything to the contrary, (i) the Note Purchase Agreement, the Indenture, the First Supplemental Indenture, the Notes and the Registration Rights Agreement shall not be "Transaction Documents" as defined


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     in this Agreement, (ii) none of the representations or warranties of Buyer or Seller contained in this Agreement shall be made with respect to any of the Note Purchase Agreement, the Indenture, the First Supplemental Indenture, the Notes or the Registration Rights Agreement or any matter under such documents, (iii) neither Seller nor any other Person shall have any rights to indemnification from Buyer under this Agreement, and Buyer shall not be liable for or have any obligations for indemnification to any Person under this Agreement, with respect to any Losses, claims or other matters arising under or related to the Note Purchase Agreement, the Indenture, the First Supplemental Indenture, the Notes or the Registration Rights Agreement, it being understood and agreed that all rights and obligations of the parties under and to such instruments shall be governed solely by and determined solely under such instruments and not under or by this Agreement and (iv) neither Buyer nor any other Person shall have any rights to indemnification from Seller under this Agreement, and Seller shall not be liable for or have any obligations for indemnification to any Person under this Agreement, with respect to any Losses, claims or other matters arising under or related to the Note Purchase Agreement or the Registration Rights Agreement, it being understood and agreed that all rights and obligations of the parties under and to such instruments shall be governed solely by and determined solely under such instruments and not under or by this Agreement.

     6.   There is hereby added a new Section 7.16 of the Agreement as follows:

          7.16 NO RIGHT OF SET-OFF. Except as provided by the terms of the Escrow Agreement, Buyer waives and shall not exercise or assert any right, upon any amount being due and payable in respect of the Notes, to set-off and appropriate and apply against such amount any indebtedness, obligations or claims of the Seller or any Affiliate under this Agreement or any other agreement or Transaction Document.

     7. The form of the Escrow Agreement attached as Exhibit G to the Agreement is hereby replaced and superceded by the form of the Escrow Agreement attached as Exhibit G to this Amendment.

     8.   The following additional Exhibit is hereby added to the Agreement:

          Exhibit H - Note Purchase Agreement

     9. This Amendment shall be governed by and construed and enforced in accordance with the laws of the jurisdiction that governs the Agreement.

     10. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     11.  This Amendment may be executed in counterparts.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first written above.

                     PRIMECO WIRELESS COMMUNICATIONS LLC,
                     as Seller

                     By:   /s/ Andrew J. Howard
                          -----------------------------------------------------
                           Andrew J. Howard
                           Alternative Signatory



                     UNITED STATES CELLULAR CORPORATION,
                     as Buyer

                     By:   /s/ John E. Rooney
                          -----------------------------------------------------
                           John E. Rooney
                           President and Chief Executive Officer



                         [SIGNATURE PAGE TO AMENDMENT TO
          PURCHASE AND SALE AGREEMENT RELATING TO CHICAGO 20 MHZ, LLC]


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